Exhibit 99.1

For Immediate Release:

CONTACT:      Investor & Public Relations
Lori Mayer, Genesis HealthCare
610-925-2000

GENESIS ANNOUNCES NEW FINANCING COMMITMENTS AND PROVIDES UPDATES TO PREVIOUSLY ANNOUNCED
RESTRUCTURING PLANS

$70 Million of Additional Liquidity from New and Expanded Loan Commitments
$54 Million of Annual Lease Reductions Effective January 1, 2018

Kennett Square, Pa. – February 21, 2018- Genesis HealthCare (NYSE: GEN) (Genesis or the Company), one of the nation’s largest providers of post-acute care, today announced it has secured new financing commitments including a commitment for a new $555 million asset based lending (ABL) facility and an agreement for an amended and expanded term loan. The Company also provided an update on its previously announced master lease and loan restructurings that will substantially reduce annual cash fixed charges retroactively to January 1, 2018.

Key Highlights

•	The new $555 million ABL facility extends the maturity of the to-be-replaced facility by three years through 2023, ensuring long-term access to working capital financing.
•	A $40 million expansion of the Company’s existing $124 million term loan.
•	The new ABL and term loan expansion together provide $70 million of increased liquidity over prior levels.
•	Effective January 1, 2018, $54 million of permanent annual cash rent reductions are in place, representing an 11% reduction in 2017 cash rents.
•	Effective February 15, 2018, annual cash interest reduced by over $8 million, representing a 10% reduction in cash interest obligations as compared to prior agreements.
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The Company expects to be in compliance with all financial covenants in its material lease and credit agreements as of December 31, 2017, subject to closing of financing commitments and amendments to other significant leases and credit agreements currently underway.

“I could not be more pleased with the progress on our financing and restructuring plans over the past three months,” said George V. Hager, Chief Executive Officer of Genesis. “The commitments we have received from new and existing credit partners signal strength and confidence in Genesis’ business plan and positions the Company for sustainable, long-term success.  We look forward to providing updates as significant additional milestones are achieved.”

New Financing Commitments

New Asset Based Lending Facilities Commitment

On February 2, 2018, MidCap Financial Trust (MidCap) issued a commitment letter pursuant to which MidCap will provide the Company with a $555 million ABL facility comprised of (a) a $325 million first lien term loan facility, (b) a $200 million first lien revolving credit facility and (c) a $30 million overline facility (collectively, the “New ABL Credit Facilities”).

The New ABL Credit Facilities will have a five year term and proceeds will be used to replace and repay in full the Company’s existing $525 million revolving credit facilities that are scheduled to mature on February 2, 2020.

Borrowings under the term loan and revolving credit facility components of the New ABL Credit Facilities will bear interest at a 90 day LIBOR rate (subject to a floor of 0.5%) plus an applicable margin of 6%.  Borrowings under the overline component will bear interest at a 90 day LIBOR rate (subject to a floor of 1%) plus an applicable margin of 11%. Borrowing levels under the term loan and revolving credit facility components of the New ABL Credit Facilities are limited to a borrowing base that is computed based upon the level of eligible accounts receivable.

The commitments with respect to the New ABL Credit Facilities are subject to certain customary closing conditions.  The New ABL Credit Facilities will contain representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default and security interests that are customarily required for similar financings.

Subject to the satisfaction of the closing conditions, the Company and MidCap expect to close the New ABL Credit Facilities by March 9, 2018.  The Company’s existing Revolving Credit Facilities are currently subject to a forbearance agreement that expires on March 21, 2018.

Term Loan Commitment

The Company has entered into an agreement with affiliates of Welltower, Inc. (Welltower) and Omega Healthcare Investors, Inc. (Omega) to amend and expand the Company’s existing $124 million term loan agreement. The amendment calls for (1) a new $40 million term loan tranche, (2) changes to interest obligations, and (3) the elimination of any principal amortization prior to maturity.  Proceeds from the new $40 million tranche will be used for general corporate purposes.

Effective February 15, 2018, weighted average borrowings under the  term loan facility will bear interest at a rate equal to 14%, of which 5% will be paid in cash and the remaining interest will be paid-in-kind.   Borrowings under the term loan facility

originally carried interest at a rate equal to a LIBOR rate (subject to a LIBOR floor of 1%) plus an applicable margin of 13%, of which all but 2%  was  paid in cash.

The agreements with respect to the amended and expanded  term loan facility are subject to certain closing conditions. The amended term loan facility agreement will contain representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default and security interests consistent with the original term loan facility agreement.

Subject to the satisfaction of the closing conditions, the Company, Welltower and Omega expect to close the amended term  loan facility concurrently with the New ABL Credit Facilities by March  9, 2018.

Restructuring Plan Updates

In November 2017, the Company announced it had reached preliminary non-binding agreements with its counterparties to the Welltower Master Lease, the Sabra Master Leases, the Welltower Bridge Loans and certain other loans to strengthen significantly the capital structure of the Company.

In addition to the new financing commitments discussed above, the Company is pleased to report the following important updates with respect to the Restructuring Plans:

Restructuring Plans Impacting Rents

Sabra Master Leases
In December 2017, Sabra Health Care REIT, Inc. (Sabra) completed the sale of 20 Genesis leased assets in Kentucky, Ohio and Indiana.  Genesis continues to operate these facilities with a new landlord subject to a market based master lease.

In addition, Genesis has entered into a definitive agreement with Sabra resulting in permanent and unconditional annual cash rent savings of $19 million effective January 1, 2018.  Sabra continues to pursue and the Company continues to support Sabra’s previously announced sale of Genesis leased assets.  At the closing of such sales, Genesis expects to enter into lease agreements with new landlords for a majority of the assets currently leased with Sabra.

Welltower Master Lease
Genesis has entered into a definitive agreement with Welltower to amend the Welltower Master Lease.  The amendment provides Genesis with permanent and unconditional annual cash rent savings of $35 million effective January 1, 2018.  Welltower continues to pursue and the Company continues to support Welltower’s previously announced sale of Genesis leased assets.  At the closing of any such sales, Genesis expects to enter into lease agreements with new landlords for a majority of the assets currently leased with Welltower.

Pursuant to the lease amendment, the initial term of the Welltower Master Lease will be extended five years to January 31, 2037 and the annual rent escalator will be reduced from approximately 2.9% currently to 2% starting in 2019.   The proposed lease amendment also provides for a potential rent reset, conditioned upon achievement of certain upside operating metrics, effective January 1, 2023. If  triggered, the benefit of such upside performance is shared by both the Company and Welltower, with the incremental rent from the rent reset capped at $35 million.

Restructuring Plans Impacting Debt and Debt Service

Welltower Bridge Loans
At December 31, 2017, the Company has approximately $275 million of outstanding real estate loans (the Welltower Bridge Loans) due January 1, 2022.  The Welltower Bridge Loans currently carry a 10.25% cash pay interest rate that increases by 0.25% annually on January 1.

Genesis has entered into a definitive agreement with Welltower to amend the Welltower Bridge Loan agreements.  The proposed amendments adjust the annual interest rate beginning February 15, 2018 to 12%, of which 7% will be paid in cash and 5% will be paid-in-kind.  In connection with the proposed amendments, Genesis has agreed to make commercially reasonable efforts to secure commitments by April 1, 2018 to repay no less than $105 million of the Welltower Bridge Loan obligations.  The Company continues to make progress on a number of refinancing and asset sale transactions in order to secure such commitments.

In the event the Company is unsuccessful securing such commitments or otherwise reducing the outstanding obligation of the Welltower Bridge Loans, the cash pay component of the amended interest rate will be increased by approximately $2 million annually.

Genesis to Present at 2018 RBC Capital Markets Global Healthcare Conference

Genesis Chief Executive Officer George V. Hager, Jr. and Chief Financial Officer Tom DiVittorio will host a fireside chat at the 2018 RBC Capital Markets Global Healthcare Conference on Thursday, February 22, 2018 at 2:35 PM Eastern Time.  The conference is being held at the Lotte New York Palace Hotel in New York, NY.

A live webcast and replay of the Company’s fireside chat will be available on the Company’s website at www.genesishcc.com/investor-relations.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 450 skilled nursing facilities and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,600 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as

“may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals. Moreover, annual payment caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• we are presently operating under waivers of certain of our financial agreements and a 90-day forbearance agreement through March 21, 2018 with counterparties to the Revolving Credit Facilities.    In the event that we are unsuccessful executing a definitive agreement with respect to the New ABL Credit Facilities, there can be no assurance such waivers will be received in future periods, or whether the forbearance agreement will be terminated or extended by the counterparties to the currently outstanding Revolving Credit Facilities. In the event future waivers or forbearance agreements are not extended and our creditors accelerate our loan and lease obligations, it would have a material adverse effect on our liquidity and financial condition;

•  the failure to successfully negotiate and execute a definitive agreement with respect to the New ABL Credit Facilities on the same or substantially similar terms and conditions as those terms and conditions set forth in the commitment letter would negatively affect our ability to close the new $40 million term loan tranche.  In the event we are unable to secure the proceeds of the new ABL Credit Facilities and the amended and expanded term loan tranche, it would have a material adverse effect on our business, including our financial condition, liquidity and reputation;

• the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

• exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

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